Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

NATIONAL TECHNICAL SYSTEMS, INC.

The undersigned certify that:

1. They are the president and the secretary, respectively, of National Technical Systems, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of California.

2. The original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of California on May 29, 1996, and amended on July 31, 1998 and July 15, 2003, respectively.

3. The Corporation filed a Certificate of Determination of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock of the Corporation on June 27, 2011.

4. The Articles of Incorporation of the Corporation are amended and restated in their entirety as follows:

ARTICLE I

The name of this corporation is National Technical Systems, Inc. (the “Corporation”).

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

The Corporation is authorized to issue only one class of shares of stock; and the total number of shares which this Corporation is authorized to issue is One Thousand (1,000).

ARTICLE IV

The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

ARTICLE V

The Corporation is authorized to provide indemnification of its agent (as such term is defined in Section 317 of the California General Corporation Law of California) to the fullest extent permissible under California law.

[Signature Page to Follow]

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: November 22, 2013

By:	/s/ William McGinnis
Name:	William McGinnis
Title:	Chief Executive Officer and President

By:	/s/ Michael El-Hillow
Name:	Michael El-Hillow
Title:	Senior Vice President, Chief Financial Officer and Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF NATIONAL TECHNICAL SYSTEMS, INC.